EXHIBIT  11.0

                               PIZZA INN, INC.
                     COMPUTATION OF NET INCOME PER SHARE
                   (In thousands, except per share amounts)
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                                                             Year Ended
                                                  ---------------------------------
                                                  June 30,    June 25,    June 26,
                                                    1996        1995        1994
                                                  ---------  -----------  ---------

PRIMARY
- ------------------------------------------------

NET INCOME                                        $   3,908  $     3,198  $   2,573
                                                  =========  ===========  =========

COMMON SHARES OUTSTANDING                            13,209       13,869     13,558
COMMON SHARES EQUIVALENTS:
     Net shares issuable upon exercise of stock
     options (computed by the "Treasury Stock
     Method")                                           798          365        493
                                                  ---------  -----------  ---------

Weighted average shares and equivalent
shares for primary earnings per share                14,007       14,234     14,051
                                                  =========  ===========  =========

NET INCOME PER SHARE                              $    0.28  $      0.22  $    0.18
                                                  =========  ===========  =========

FULLY DILUTED
- ------------------------------------------------

COMMON SHARES OUTSTANDING                            13,209       13,869     13,558

COMMON SHARES EQUIVALENTS:
     Net shares issuable upon exercise of stock
     options (computed by the "Treasury Stock
     Method")                                           924          365        445
                                                  ---------  -----------  ---------

Weighted average shares and equivalent
shares for fully diluted earnings per share          14,133       14,234     14,003
                                                  =========  ===========  =========

NET INCOME PER SHARE                              $    0.28  $      0.22  $    0.18
                                                  =========  ===========  =========
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